UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2024

IDEANOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

114 Broadway, Suite 5116
New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

212-206-1216
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IDEX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 9, 2024, the Company was notified by The Nasdaq Stock Market LLC (“Nasdaq”) that as a result of the Company’s previously disclosed noncompliance with Nasdaq Listing Rules 5550(a)(2) and 5550(b)(2), Nasdaq has determined to delist the Company’s common stock from The Nasdaq Capital Market and, accordingly, will suspend trading in the Company’s common stock on Nasdaq effective at the open of business on Thursday, July 11, 2024. Nasdaq further indicated that it will file a Form 25 Notification of Delisting with the United States Securities and Exchange Commission once all Nasdaq review and appeal periods have run.

The Company will apply to have its common stock and warrants quoted on the OTC Markets’ OTCQX® market tier, an electronic quotation service operated by OTC Markets Group Inc. for eligible securities traded over-the-counter. Pending approval, the Company expects that its common stock will be eligible to trade on the OTC Markets’ Pink Current Information tier at the open of business on Thursday, July 11, 2024, under its current trading symbol “IDEX”. The transition to the quotation of the Company’s common stock on the OTC Markets will have no effect on the Company’s business or operations. The Company will continue to file periodic and other required reports with the SEC under applicable federal securities laws that will be available on the SEC’s website at www.SEC.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEANOMICS, INC.

	By:	/s/ Alfred P. Poor
Date: July 10, 2024	Name: Alfred P. Poor
Title: Chief Executive Officer